UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

1401 Capital Avenue, Suite B, Plano, Texas 75074
(Address of principal executive offices)

(760) 295-2408
(Registrant’s telephone number, including area code)

1700 Capital Avenue, Suite 100, Plano, Texas 75074

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2020 (the “Execution Date”), NuZee, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Triton Funds LP (the “Investor”) pursuant to which the Company may offer to the Investor and sell to the Investor shares of the Company’s common stock having an aggregate offering price of up to $1,000,000 (the “Offering”) during a seven calendar-day period commencing on the Execution Date (the “Commitment Period”). The Investor’s purchase price for each share will be equal to 90% of the lowest closing price of the Company’s common stock on the NASDAQ Capital Market for the five trading days preceding the closing date.

The Company intends to deliver to the Investor as soon as practicable the purchase notice exercising the Company’s put option for the full $1,000,000 investment amount under the Purchase Agreement, and expects that the closing of the Offering and receipt of payment for the shares of common stock issued pursuant to the Offering will be completed no later than November 2, 2020, which is the final date of the Commitment Period. The Offering is being made pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333- 248531).

The Purchase Agreement contains customary representations and warranties by the Company.

The Company estimates it will receive net proceeds of the sale of its common stock pursuant to the Offering, before deducting offering expenses payable by the Company, of approximately $1,000,000, at an assumed offering price to the Investor of $13.707 per share, which is equal to 90% of the closing price of the Company’s common stock on the NASDAQ Capital Market on October 26, 2020. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes.

Each $1.00 increase in the assumed offering price to the Investor of $13.707 per share, which is equal to 90% of the closing price of the Company’s common stock on the NASDAQ Capital Market on October 26, 2020, would decrease the number of shares the Company issues to the Investor in the Offering by approximately 5,000 shares and each $1.00 decrease in the assumed offering price to the Investor would increase the number of shares the Company issues to the Investor by approximately 5,700 shares. The Company does not expect that a change in the number of shares by these amounts would have a material effect on its intended uses of the net proceeds from the Offering.

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
5.1	Opinion of Polsinelli PC
10.1	Common Stock Purchase Agreement dated October 26, 2020 by and between NuZee, Inc. and Triton Funds LP
23.1	Consent of Polsinelli PC (included in Exhibit 5.1)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions that the forward-looking information presented in this Current Report, including, but not limited to, statements about the expected closing of the Offering and the expected net proceeds to be received by the Company, is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this Current Report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including those risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K. Any forward-looking information presented herein is made only as of the date of this Current Report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: October 27, 2020	By:	/s/ Shanoop Kothari
	Name:	Shanoop Kothari
	Title:	Vice President, Chief Financial Officer and Chief Operating Officer